UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):      September 13, 2000
                                                        ------------------


                        SFAC New Holdings, Inc.
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          (Exact name of registrant as specified in its charter)



State of Delaware                     33-383149                52-2173534
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(State or other jurisdiction      (Commission File No.)    (I.R.S. Employer
of incorporation or organization)                          Identification No.)


       520 Lake Cook Road, Suite 550, Deerfield, IL         60015
       -------------------------------------------------------------
       (Address of principal executive offices)           (Zip Code)


  Registrant's telephone number, including area code      (847) 405-5300
                                                          --------------



ITEM 5.    OTHER EVENTS

As disclosed on Form 8-K on June 16, 2000, SFAC New Holdings, Inc. and certain of its affiliates (collectively the "Company") previously entered into a Plan Settlement and Lock-up Agreement between the Company and a major portion of its bondholders (the "Bondholder Agreement") regarding the methodology for the allocation of sale proceeds and other assets to its stakeholders in the event of a sale of the Cookie Business (as defined in the Bondholder Agreement). A copy of the Bondholder Agreement is attached.

Separately, the Company announced yesterday that it has entered into a definitive agreement (the "Sale Agreement") for the sale of the Cookie Business. The Sale Agreement contemplates that Specialty Foods Acquisition Corporation and certain of its non-operating subsidiaries will file a proceeding in order to consummate the transaction pursuant to Section 363 of the United States Bankruptcy Code. The
Sale Agreement does not contemplate that the Company's current operating subsidiaries will be a part of any filing by Specialty Foods Acquisition Corporation and certain of its non-operating subsidiaries.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.
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  99.10*     Plan Settlement and Lock-up Agreement





                         SIGNATURES

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                   SFAC NEW HOLDINGS, INC
                   ----------------------
                         (Registrant)



Date:     September 13, 2000                 By:  /s/ Robert L. Fishbune
                                                  ----------------------
                                             Robert L. Fishbune
                                             Vice  President and Chief
                                             Financial Officer